Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268337 on Form S-8 of our report dated March 29, 2023, relating to the consolidated financial statements of ZeroFox Holdings, Inc.

/s/ Deloitte & Touche LLP

McLean, Virginia

March 29, 2023